UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PERICOM SEMICONDUCTOR CORPORATION

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Pericom Semiconductor Corporation sent the following email to its employees on November 13, 2015:

Hi all,

If you own PSEM shares then you should have received a big packet from the U.S. Postal Service (8  1⁄2 x 11 envelope) at your home address (check your Etrade account for the address). This packet is NOT junk mail. We are sending this reminder because some employees mentioned they thought it was junk mail or that their Etrade account has an old address!

Please VOTE because EVERY vote is important (you have one vote for each share you own). To quote from the letter in the voting packet: “ If you do NOT vote…it will have the same effect as voting “AGAINST” the merger agreement and the merger” (with Diodes). You must use the voting card inside the packet – whether you vote online or by mail (using the pre-paid envelope — with the mailing address — in the packet). If by mail, send it as soon as possible. If voting online, the cutoff is 8:59 pm Pacific (11:59 pm Eastern) the day before the meeting date on 11/20/15.

If you did not get the packet, Bob Strickland (in Finance, next to the HR offices) has all the materials related to this vote available in hard copies. And/or you may want to read the public announcement (shorter summary) in this link:

http://www.nasdaq.com/press-release/pericom-board-reiterates-compelling-rationale-and-strong-unanimous-support-for-the-diodes-20151112-00618

Thank you,

Additional Information and Where to Find It

Pericom has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Pericom at which the Pericom shareholders will consider certain proposals regarding the potential acquisition of Pericom by Diodes Incorporated (the “Special Meeting Proposals”). Pericom and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Pericom’s shareholders in connection with the Special Meeting Proposals. SHAREHOLDERS OF PERICOM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.